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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

September 1, 2004
Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-31564 (Commission File No.)	87-0458888 (I.R.S. Employer Identification No.)
2500 Wilcrest, 5th Floor, Houston, Texas 77042 (Address of principal executive offices and zip code)
(713) 780-4754 (Registrant's telephone number, including area code)
Not applicable (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01 Entry into a Material Definitive Agreement.

        Effective September 1, 2004, Isolagen, Inc. ("Isolagen") and Mr. Robert Bitterman entered into an employment agreement (the "Agreement") pursuant to which Mr. Bitterman agreed to serve as Isolagen's chief executive officer and president from September 1, 2004 until December 31, 2007. The Agreement provides for annual salary of $400,000, a $1,000 per month automobile allowance, and, beginning in fiscal 2005, a merit-based bonus to be determined based upon mutually agreeable criteria. For fiscal 2004, Mr. Bitterman shall receive a bonus of $50,000. Under the Agreement, Mr. Bitterman was issued a five-year option to purchase 500,000 shares of Isolagen common stock at an exercise price equal to the average market value of the common stock during the ten days preceding the issuance, which vests ratably on a monthly basis over three years. If Mr. Bitterman achieves certain criteria during the term of the Agreement, then prior to September 30, 2005, he will be eligible to earn an additional option to purchase 166,666 shares of Isolagen common stock at an exercise price equal to the average market value of the common stock during the ten days preceding such additional issuance, if any, which would vest ratably on a monthly basis over three years. The vesting provisions of each of these options would accelerate and Mr. Bitterman would be entitled to a severance payment equal to his base salary plus a pro rata portion of his bonus, if any, for the greater of twelve months or the remainder of the term of the Agreement, if Mr. Bitterman were terminated without "cause," or if Mr. Bitterman were to terminate his employment with Isolagen for "good reason" (each of the terms as defined in the Agreement). During any period in which severance payments are being made, Mr. Bitterman has agreed not to compete with Isolagen.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)    Not applicable.

(b)    On September 1, 2004, Mr. Michael Macaluso resigned as chief executive officer and president of Isolagen.

(c)    (1)    On September 1, 2004, Isolagen appointed Robert Bitterman to serve as Isolagen's chief executive officer and president.

        (2)   Mr. Bitterman, age 53, has not served with Isolagen in any capacity prior to his appointment as chief executive officer and president. There are no familial relationships between Mr. Bitterman and any director or executive officer of Isolagen. From 1995 until August 2004, Mr. Bitterman served as president of Dermik Laboratories, a division of Aventis. Mr. Bitterman holds an A.B. in Economics from College of the Holy Cross and an M.B.A. from Boston University.

        (3)   See Item 1.01 for a discussion of the employment agreement between Isolagen and Mr. Bitterman.

(d)    On September 1, 2004, Mr. Bitterman was elected to the Board of Directors, as a Class II director, and he will stand for re-election at Isolagen's 2005 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Exhibits.

99.1
Press release dated September 7, 2004

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.
Date: September 7, 2004	By:	/s/ JEFFREY TOMZ Chief Financial Officer

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 9.01 Financial Statements and Exhibits
SIGNATURE